UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 Blackwell Road, Suite 210 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by REGENXBIO Inc. (the “Company”) on January 11, 2018 (the “Original Form 8-K”). The Original Form 8-K was filed to report the resignation of Faraz Ali as the Company’s Chief Business Officer of the Company. The Company is filing this Amendment solely to report the entry by the Company into a separation agreement and general release with Mr. Ali (the “Separation Agreement”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the Company entered into the Separation Agreement with Mr. Ali in connection with his resignation as the Company’s Chief Business Officer. Pursuant to the terms of the Separation Agreement, (i) Mr. Ali will receive a lump sum amount of $107,059, with respect to his 2017 cash incentive bonus, (ii) Mr. Ali will receive salary continuation payments in an aggregate amount of up to $238,359, to be paid on a bi-weekly basis for up to nine months following the effectiveness of the Separation Agreement and (iii) the Company will pay the premiums associated with Mr. Ali’s continuation health coverage for up to nine months following his resignation. The Company’s obligation to make the salary continuation payments to Mr. Ali described in (ii) above will cease on the date he commences employment with any other person or entity, and Mr. Ali’s eligibility to receive the healthcare benefits described in (iii) above will cease as of the date he is offered participation in substantially equivalent coverage in connection with any new or self-employment. The Settlement Agreement also contains a release by Mr. Ali of any claims against the Company arising from or relating to his employment and customary confidentiality, non-disparagement and cooperation covenants.

Mr. Ali may revoke the Separation Agreement for a period of seven days following its execution, after which time it will become effective. If Mr. Ali exercises his revocation right, the amounts referenced in (ii) and (iii) in the preceding paragraph will not be paid.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated January 26, 2018, between the Company and Faraz Ali.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: February 1, 2018	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Senior Vice President, General Counsel